Exhibit 99.2

FOR IMMEDIATE RELEASE

International Flavors & Fragrances Inc. Contact:

Michael DeVeau

VP, Corporate Strategy, Investor Relations & Communications

212.708.7164

Michael.DeVeau@iff.com

Frutarom Contact:

Roy Meltzer

VP Business Development & Investor Relations

rmeltzer@frutarom.com

Tel: +972-9-9603800

IFF to Combine with Frutarom to Create a Global Leader in Taste, Scent and Nutrition

•	Establishes an industry leader in naturals; broadens complementary customer base and expands differentiated product portfolio

•	$7.1 billion transaction unlocks significant value creation opportunity; substantial cross-selling opportunities to accelerate long-term profitable growth

•	Expected to realize approximately $145 million in run-rate cost synergies by the third full year

•	Double-digit cash EPS accretive in second full year

•	IFF expects to maintain its quarterly dividend consistent with prior guidance

•	Frutarom shareholder representing 36% of shares outstanding has entered into an agreement to vote in favor of the transaction

•	IFF and Frutarom to host conference call today at 8:00 am EST (3:00 pm IDT) to discuss transaction and IFF’s first quarter 2018 financial results

NEW YORK and TEL AVIV, Israel – May 7, 2018 – International Flavors & Fragrances Inc. (NYSE: IFF) (Euronext Paris: IFF) and Frutarom (TASE: FRUT) (LSE: FRUTq) today announced that they have entered into a definitive agreement under which IFF will acquire Frutarom in a cash and stock transaction valued at approximately $7.1 billion, including the assumption of Frutarom’s net debt. Under the terms of the agreement, which has been unanimously approved by the Boards of Directors of both companies, Frutarom’s shareholders will receive for each Frutarom share $71.19 in cash and 0.249 of a share of IFF common stock, which, based on the 10-day volume weighted average price (VWAP) for IFF’s common stock for the period ending May 4, 2018, represents a total value of $106.25 per share.

By combining with Frutarom, IFF is accelerating its Vision 2020 strategy to create a global leader in taste, scent and nutrition. The combination unites two industry-leading, innovative companies with complementary customers, capabilities and geographic reach, resulting in more exposure to fast growing end markets and an enhanced platform to deliver sustainable, profitable growth. The combined company’s customers will have access to comprehensive and differentiated integrated solutions with increased focus on naturals and health and wellness.

“This transaction is a big win and a fantastic outcome for shareholders, customers and employees of both companies,” said IFF Chairman and CEO, Andreas Fibig. “Frutarom has an extremely attractive product portfolio, including broad expertise in naturals and diverse adjacencies with capabilities beyond our core taste and scent businesses. It also has significant exposure to complementary and fast-growing small- and mid-sized customers. By combining our deep R&D expertise with Frutarom’s, we are offering our customers a broader range of solutions and accelerating our growth strategy. We believe this combination will lead to faster and more profitable growth, enhanced free cash flow and generate greater returns for our shareholders.”

Mr. Fibig added, “We have long admired Frutarom and have a great deal of respect for its team and all of its dedicated and talented employees around the globe. We look forward to welcoming Frutarom to the IFF family.”

Ori Yehudai, President and CEO of Frutarom remarked, “Frutarom has had a fascinating journey of accelerated growth, far above our industry benchmarks through our investment in unique technologies and focus on natural products in the growing world of health and taste.”

Mr. Yehudai continued, “Today, we are extremely excited to combine Frutarom with IFF and together create global leadership in natural taste, scent and nutrition. The growth potential for the combined company is substantial and our shareholders will continue to enjoy this upside.

“Today marks the culmination of a decades-long vision to become a global leader in taste and health. This combination provides great opportunities for both our dedicated employees and highly valued customers who will enjoy our combined technologies and global reach while maximizing value for our shareholders. Frutarom and IFF are committed to maintaining a presence in Israel, and I look forward to working with Andreas and the team to ensure a seamless integration of these two terrific companies. I would like to personally thank Dr. John Farber, our Chairman, for his vision and tireless support together with the contribution of our devoted excellent employees in the transformation of Frutarom from a small, local company to a global leader in the fields of taste and health.”

“This transaction represents a major milestone for Frutarom and opens the door to a new chapter of growth and shareholder value creation,” said John Farber, Frutarom Chairman of the Board and Chairman of ICC Industries Inc., Frutarom’s largest shareholder. “I am pleased to support this historic combination of two world-class companies and look forward to the next chapter of the IFF and Frutarom story.”

Frutarom is a flavors, savory solutions and natural ingredients company, with production and development centers on six continents. It markets and sells over 70,000 products to more than 30,000 customers in over 150 countries. Frutarom is primarily focused on natural products, which drive more than 75% of its sales. Frutarom’s product portfolio consists of innovative and integrated solutions combining taste and health, natural and clean label products. In addition, Frutarom mainly serves local and mid-size customers, and has a compelling presence in fast-growing adjacent and complementary categories such as natural colors, health and beauty ingredients, natural food protection and enzymes. Frutarom has a strong track record of growth, with expected sales of above $1.6 billion in 2018, and their previously announced target of $2.25 billion in sales by 2020.

Compelling Strategic Rationale

•	Establishes Industry Leadership in Naturals: The transaction creates a global leader in natural taste, scent and nutrition, as 75% of Frutarom’s sales are natural.

•	Creates Differentiated Portfolio and Enhances Capabilities: In addition to IFF’s and Frutarom’s highly complementary flavor capabilities, Frutarom’s portfolio creates opportunities to expand into attractive and fast-growing categories, such as natural colors, enzymes, antioxidants and health ingredients. The combined company’s customers will have access to a comprehensive portfolio with more integrated solutions.

•	Broadens Complementary and Growing Customer Base: Frutarom significantly enhances IFF’s exposure to the fast-growing small- and mid-sized customers, including private label. Approximately 70% of Frutarom’s sales are to these two customer groups.

Driving Enhanced Financial Performance

•	Accelerates Profitable Growth: On a pro forma basis, the combined company would be expected to have approximately $5.3 billion of revenue in 2018. Following the completion of the transaction, IFF is expected to benefit from enhanced top line growth rates and a strong EBITDA margin.

•	Provides Significant Synergy Potential: IFF and Frutarom expect to realize approximately $145 million of run-rate cost synergies by the third full year after closing, with approximately 25% achieved in the first full year. Synergies are expected to come from procurement, footprint optimization and streamlining overhead expenses. In addition, cross-selling opportunities and integrated solutions are expected to provide revenue synergies, creating further value to shareholders over time.

•	Drives Strong Earnings and Cash Flow Accretion: The transaction is expected to be neutral to adjusted cash earnings per share in the first full year and double-digit accretive to adjusted cash earnings per share in the second full year. The combined company is also expected to generate enhanced cash flow to meet operating, financing and strategic needs.

•	Maintains Dividend: IFF expects to maintain its quarterly dividend consistent with prior guidance.

Management and Headquarters

Following the close of the transaction, Ori Yehudai, President and CEO of Frutarom, will serve as a strategic advisor supporting Andreas Fibig, Chairman and Chief Executive Officer of IFF. IFF will remain headquartered in New York City and will maintain a presence in Israel. IFF’s stock at closing will be listed on the New York Stock Exchange (NYSE) and the Tel Aviv Stock Exchange (TASE).

Additional Terms, Financing and Approvals

The purchase price represents a 13% premium to Frutarom’s 30-day VWAP for the period ended May 6, 2018, and an 11% premium based on the closing price on May 6, 2018, at current exchange rates. The transaction is valued at approximately $7.1 billion, including the assumption of Frutarom’s net debt, and reflects a multiple of Frutarom’s expected 2018 EBITDA of 20.3x, and 14.3x expected 2018 EBITDA inclusive of full run-rate cost synergies.

Frutarom shareholders will also receive a special dividend, on a per share basis, equal to 0.249 of the per share value of IFF dividends with a record date after the date hereof and prior to the closing.

IFF intends to finance the cash portion of the transaction consideration through a combination of existing cash on hand, new debt raised and approximately $2.2 billion in new equity. IFF has secured committed bridge financing from Morgan Stanley Senior Funding Inc. The transaction is not subject to a financing condition.

While IFF’s pro forma net debt to adjusted EBITDA ratio at the close of the transaction is expected to be approximately 3.7x, IFF is committed to maintaining an investment grade credit rating and will prioritize deleveraging through its anticipated strong cash flow generation. IFF expects to deleverage to 3.0x net debt to adjusted EBITDA or lower within 18-24 months after closing. To support this goal, IFF plans to suspend share repurchases until the target is met.

The transaction is expected to close in six to nine months and is subject to approval by Frutarom shareholders, clearance by the relevant regulatory authorities and other customary closing conditions.

IFF has entered into a voting agreement with affiliates of ICC Industries Inc., which hold in total approximately 36% of Frutarom’s outstanding shares, pursuant to which they will vote their Frutarom shares in favor of the transaction.

IFF First Quarter 2018 Earnings Results

In a separate press release issued today, IFF announced its First Quarter 2018 financial results. To access the earnings release, please visit here.

Advisors

Greenhill & Co., LLC and Morgan Stanley & Co. LLC are serving as financial advisors to IFF. Cleary Gottlieb Steen & Hamilton LLP and Gornitzky & Co. are serving as legal counsel to IFF. BofA Merrill Lynch is serving as exclusive financial advisor to Frutarom. Wachtell, Lipton, Rosen & Katz and Naschitz, Brandes, Amir & Co. are serving as legal counsel to Frutarom. King & Spalding LLP is serving as legal counsel to ICC Industries Inc.

Conference Call

IFF and Frutarom will hold a conference call for analysts, investors and media representatives today at 8:00 am EST (3:00 pm IDT). The press release and the presentation can be downloaded on ir.iff.com. Investors may access the webcast and accompanying slide presentation on IFF’s IR website at ir.iff.com. Individuals who wish to dial into the conference call may do so at (866) 610-1072 and enter the conference ID 1788618. International callers should dial (973) 935-2840 and enter the conference ID 1788618. For those unable to listen to the live webcast, a recorded version will be made available on IFF’s website approximately one hour after the event and will remain available on IFF’s website for one year.

Meet IFF

International Flavors & Fragrances Inc. (NYSE:IFF) (Euronext Paris: IFF) is a leading innovator of sensorial experiences that move the world. At the heart of our company, we are fueled by a sense of discovery, constantly asking “what if?”. That passion for exploration drives us to co-create unique products that consumers taste, smell, or feel in fine fragrances and beauty, detergents and household goods, as well as beloved foods and beverages. Our 7,300 team members globally take advantage of leading consumer insights, research and development, creative expertise, and customer intimacy to develop differentiated offerings for consumer products. Learn more at www.iff.com, Twitter, Facebook, Instagram, and LinkedIn.

Meet Frutarom

Frutarom (LSE:FRUTq) (TASE:FRUT) is a leading global company operating in the global flavors and natural fine ingredients markets. Frutarom has significant production and development centers on six continents and markets and sells over 70,000 products to more than 30,000 customers in over 150 countries. Frutarom’s products are intended mainly for the food and beverages, flavor and fragrance extracts, pharmaceutical, nutraceutical, health food, functional food, food additives and cosmetics industries.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding IFF’s or Frutarom’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements. Statements in this communication concerning IFF’s or Frutarom’s business outlook or future economic performance, anticipated profitability, revenues, expenses or other financial items, and product or services line growth, together with other statements that are not historical facts, are forward-looking statements that are estimates reflecting management’s best judgment based upon currently available information. Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which IFF and Frutarom are unable to predict or control, that may cause IFF’s or Frutarom’s actual results, performance or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in IFF’s filings with the Securities and Exchange Commission (the “SEC”) and Frutarom’s filings with the Israeli Securities Authority.

Risks and uncertainties related to IFF’s proposed acquisition of Frutarom include, but are not limited to, the inability to obtain required regulatory approvals for the acquisition, the timing of obtaining such approvals and the risk that such approvals may result in the imposition of conditions that could adversely affect the combined company or the expected benefits of the acquisition, the inability to obtain the requisite Frutarom shareholder approval of the transaction, the risk that a condition to closing of the acquisition may not be satisfied on a timely basis or at all, the failure of the proposed transaction to close for any other reason, uncertainties as to access to available financing (including financing for the acquisition or refinancing of IFF or Frutarom debt) on a timely basis and on reasonable terms, the impact of IFF’s proposed financing on its liquidity and flexibility to respond to other business opportunities, whether the acquisition will have the accretive effect on IFF’s earnings or cash flows that it expects, the inability to obtain, or delays in obtaining, cost savings and synergies from the acquisition, costs and difficulties related to the integration of Frutarom’s businesses and operations with IFF businesses and operations, unexpected costs, liabilities, charges or expenses resulting from the acquisition, adverse effects on IFF’s stock price resulting from the acquisition, the inability to retain key personnel, and potential adverse reactions, changes to business relationships or competitive responses resulting from the acquisition.

In addition to the factors set forth above, other factors that may affect IFF’s plans, results or stock price are set forth in IFF’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Other factors that may affect Frutarom’s plans, results or stock price are set forth in Frutarom’s filings with the Israeli Securities Authority.

Many of these factors are beyond IFF’s and Frutarom’s control and IFF and Frutarom caution investors that any forward-looking statements made by IFF or Frutarom are not guarantees of future performance. IFF and Frutarom disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

Important Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. IFF will file with the SEC a registration statement on Form S-4 that will include a proxy statement of Frutarom that also constitutes a prospectus of IFF. INVESTORS AND SECURITY HOLDERS OF FRUTAROM ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS THAT WILL BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and security holders will be able to obtain free copies of the registration statement (when available) and other documents filed with the SEC by the parties through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by IFF will be available free of charge on IFF’s internet website at ir.iff.com.

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